SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CorMedix Inc.
(Name of Registrant as Specified In Its Charter)

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 13, 2016

TO THE STOCKHOLDERS OF
CORMEDIX INC.

The 2016 annual meeting of stockholders of CorMedix Inc. will be held at our office at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, on June 13, 2016, at 11:00 a.m. Eastern time, for the following purposes:

1.	To elect six directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.
To approve amendments to our 2013 Stock Incentive Plan to (i) increase the number of authorized shares of common stock reserved for issuance thereunder from 8,000,000 shares to 11,000,000 shares and (ii) increase the maximum number of shares of common stock underlying stock options and stock appreciation rights that may be granted to any employee from 500,000 to 2,000,000 per year;

3.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on April 15, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Bedminster, New Jersey for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.  Your vote is important.  Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2015 Annual Report to Stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Bedminster, New Jersey
Dated:  May 4, 2016

By Order of the Board of Directors

Antony E. Pfaffle
Secretary

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QUESTIONS AND ANSWERS ABOUT THE 2016 ANNUAL MEETING

Q:	Who may vote at the meeting?

A:
The Board of Directors has set April 15, 2016 as the record date for the meeting. If you owned shares of our common stock at the close of business on April 15, 2016, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 15, 2016, there were 36,138,323 shares of our common stock outstanding and entitled to vote at the meeting. Our outstanding Series C-2, C-3, D and E preferred stock is non-voting and therefore has no voting rights at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●	are present and entitled to vote in person at the meeting; or
●	properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The three proposals to be voted on at the meeting are as follows:

1.	To elect the six directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified;

2.
To approve amendments to our 2013 Stock Incentive Plan to (i) increase the number of authorized shares of common stock reserved for issuance thereunder from 8,000,000 shares to 11,000,000 shares and (ii)  increase the  maximum number of shares of common stock underlying stock options and stock appreciation rights that may be granted to any employee from 500,000 to 2,000,000 per year; and

3.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

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Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy materials on the secured website https://www.IPROXYDIRECT.com/CRMD and following the voting instructions on that website;
●	Via telephone by calling toll free 1-866-752-8683 in the United States or 1-866-752-VOTE (8683) outside the United States and following the recorded instructions; or
●
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 12, 2016. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

●
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921;

●
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before the meeting or at the meeting and before the taking of the vote, at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921; or

●	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the voting results at the annual meeting. We also will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2016

This proxy statement has been prepared by the management of CorMedix Inc. “We,” “our” and the “Company” each refers to CorMedix Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the notice, this proxy statement, our 2015 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on or about May 4, 2016. We mailed a Notice of Internet Availability of Proxy Materials on or about May 4, 2016 to our stockholders of record and beneficial owners as of April 15, 2016, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on April 15, 2016. At the close of business on April 15, 2016, a total of 36,138,323 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting.  Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment.  Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

●
The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the six nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

●
The vote on the amendments of the 2013 Stock Incentive Plan will be decided by the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

●
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the NYSE MKT, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions.  When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors and the amendments to the 2013 Stock Incentive Plan, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions.  The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

●	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

●	leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy.  This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Because your vote on the ratification of the appointment of our independent registered public accounting firm is advisory, it will not be binding on our Board or our Company.  However, our Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We did not, but may in the future, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board shall be not less than five nor more than nine.  The Board may establish the number of directors within this range and will decrease the number of directors from nine to six, effective as of the annual meeting. There are nine directors presently serving on our Board, and the number of directors to be elected at this annual meeting is six.  In March 2015, in connection with a backstop financing agreement, we granted Manchester Securities Corp., our largest stockholder, the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock the right to appoint up to two members to our Board of Directors and/or to have up to two observers attend Board meetings in a non-voting capacity.  Manchester has exercised these rights and has appointed Janet Dillione and Myron Kaplan as members of the Board.

The Board proposes the six nominees listed below for election to the Board for a one-year term. The Board has determined that directors Janet Dillione, Michael George, Myron Kaplan, Taunia Markvicka and Cora Tellez are independent as defined in Rule 803A(2) of the NYSE MKT Rules.  The Board has determined that director Randy Milby, who is also our Chief Executive Officer, is not independent under that definition. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Director Nominees with Terms Expiring in 2016
Name	Age	Director Since	Position(s) with CorMedix
Janet M. Dillione	56	August 2015	Director
Michael W. George	67	February 2014	Director
Myron Kaplan	71	April 2016	Director
Taunia Markvicka	48	April 2014	Director
Randy Milby	62	August 2013	Director and CEO
Cora M. Tellez	66	April 2014	Director

Janet M. Dillione has been a director of CorMedix since August 2015.  Ms. Dillione has served as the Chief Executive Officer of Bernoulli (formerly known as Cardiopulmonary Corp.), a leader in medical device connectivity for EMR integration, and integrated clinical applications and workflows for over 20 years, since 2014. Previously, she was at Nuance Communications, Inc., a leading provider of voice and language solutions for businesses and consumers around the world, having joined Nuance in April 2010 as Executive Vice President and General Manager of the Healthcare Division and serving as an executive officer from May 2010 until March 2014. From June 2000 to April 2010, Ms. Dillione held several senior level management positions at Siemens Medical Solutions, a global leader in medical imaging, laboratory diagnostics, and healthcare information technology, including President and CEO of the global healthcare IT division. Ms. Dillione received her B.A. from Brown University in 1981 and completed the Executive Program at The Wharton School of Business of the University of Pennsylvania in 1995.  She has over 25 years of experience leading global teams in the development and delivery of healthcare technology and services.  Among other qualifications, attributes and skills, Ms. Dillione’s financial expertise and significant executive management experience with medical device and healthcare companies led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Michael W. George joined our Board in February 2014.  Mr. George is currently the Chief Executive Officer of Michael George & Associates, a health care consulting firm.  Prior to forming Michael George & Associates, Mr. George served as a restructuring and turnaround executive for aaiPharma Inc., Derm Tech International and Urocor, Inc.  Prior to that, he served as President/North America of Elan Pharmaceuticals.  He has over 25 years of sales and marketing experience, including senior management positions, with three large pharmaceutical companies, DuPont Merck Pharmaceutical Company, Bristol Myers Pharmaceutical Company and Sandoz Pharmaceuticals, Inc. (now Novartis).  Mr. George serves on the board of ClearPath Diagnostics, Inc., a private company, and Coastal Horizons, Inc., a non-profit corporation.  He has served on the boards of two other public companies. He holds a B.S. in Business Administration from Central Missouri State University (now the University of Central Missouri) and a Masters of Business Administration from New Hampshire College (now the University of Southern New Hampshire). Among other experience, qualifications, attributes and skills, Mr. George’s executive, commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Myron Kaplan became a director of CorMedix in April 2016. He is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City general practice law firm, where he has practiced corporate and securities law for more than forty years.  In 2012, Mr. Kaplan became a trustee of the Lehman Brothers Plan Holding Trust. Previously, he served as a member of the board of directors of SAirGroup Finance (USA) Inc., a subsidiary of SAirGroup that had publicity issued debt securities, Trans World Airlines, Inc. and Kitty Hawk, Inc. Among his business and civic involvements, Mr. Kaplan currently serves on the boards of directors of a number of private companies and has been active for many years on the Boards of Trustees and various board committees of The Children’s Museum of Manhattan and JBI International (formerly The Jewish Braille Institute of America). Mr. Kaplan graduated from Columbia College and holds a Juris Doctor from Harvard Law School. Among other experience, qualifications, attributes and skills, Mr. Kaplan’s experience in a broad range of corporate and securities matters and service as a director of public companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Taunia Markvicka PharmD, MBA became a director of CorMedix in April 2014.  Most recently, she was Senior Vice President, Chief Commercial Officer at Pacira Pharmaceuticals (Nasdaq: PCRX), a position she held since January 2014 to February 2016, prior to which she served as Vice President, Commercial of Pacira, beginning in November 2010, and where she first began working in 2008.  Ms. Markvicka has a strong commercial and clinical background, and has extensive experience in managing a product strategy from development to commercialization. She has been responsible for all facets of commercialization, market analysis, pre-launch planning, forecasts, budgets and launches.  She has held leadership roles at Stack Pharma, The Medicines Company, Watson Pharmaceuticals, and Sandoz Pharmaceuticals (now Novartis). Among other experience, qualifications, attributes and skills, Ms. Markvicka’s commercial and marketing expertise with pharmaceutical companies led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Randy Milby joined CorMedix in May 2012 to serve as our Chief Operating Officer pursuant to a consulting agreement with MW Bridges LLC, a Life Science consulting firm, of which Mr. Milby is Managing Partner.  On January 1, 2013, Mr. Milby was appointed as our Chief Executive Officer.  Mr. Milby had previously served as Global Business Director, Applied Biosciences, and other management positions at DuPont Company from 1999 through 2010.  Since September 2010, Mr. Milby was co-founder and a managing director of WaterStone Bridge, LLC, a healthcare consulting services firm.  From 1998 through 1999, Mr. Milby was also a healthcare analyst at Goldman, Sachs & Company.  Mr. Milby received his Pharmacy degree at the University of Kansas and received his Masters of Business Administration from Washington University in St. Louis.  Among other experience, qualifications, attributes and skills, Mr. Milby’s pharmacy training and healthcare and life science industry expertise led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Cora M. Tellez joined the Board of CorMedix in April 2014. She is currently President and CEO of Sterling HSA, a company she founded in 2004.  Mr. Tellez has 25 years of management experience in health care finance and delivery.  Prior to founding Sterling HSA, Ms. Tellez was President of the Health Plans division of Health Net, Inc., an insurance provider that operated in seven states and achieved revenue of $8 billion from health plans.  She has also served as President of Prudential’s western health operations, CEO of Blue Shield of California, Bay Region and Regional Manager for Kaiser Permanente of Hawaii.  She serves on the boards of HMS Holdings, Inc. (NASDAQ:HMSY) and Pacific Premier Bancorp Inc. (NASDAQ:PPBI).  She previously served as a former board director of Crescent Healthcare, Bank of Hawaii, Glendale Federal Bank, Cal Fed Bank, Catellus Development Company, First Consulting Group and Practice Fusion. Among other experience, qualifications, attributes and skills, Ms. Tellez’s business experience in the healthcare industry, and her service as a director of a public company, led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the six nominees receiving the highest number of votes will be elected.

Recommendation

The Board recommends that stockholders vote FOR the election of the six nominees for election to the Board for a one-year term.

PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENTS TO THE 2013 STOCK INCENTIVE PLAN

On March 20, 2013, the Board of Directors approved the CorMedix Inc. 2013 Stock Incentive Plan, or the 2013 Plan. On July 30, 2013, our stockholders approved the 2013 Plan and on January 19, 2016, our stockholders approved an amendment to the 2013 Plan to increase shares available for issuance under the 2013 Plan from 5,000,000 to 8,000,000 shares. We believe that the 2013 Plan is an important incentive for our employees and is critical to our ongoing effort to build stockholder value and align the interests of our employees and directors with those of our stockholders. Equity awards are a significant part of our ability to attract, retain, and motivate people whose skills and performance are critical to our success. We have a practice of linking key employee compensation to corporate performance because we believe that this increases employee motivation to improve stockholder value. We have, therefore, consistently included equity incentives as a significant component of compensation for our employees.

As of January 19, 2016, an aggregate of 8,000,000 shares have been authorized for issuance under the 2013 Plan. Through March 31, 2016, options issued under the 2013 Plan and still outstanding totaled 3,708,545 shares. In addition, 494,955 options have been exercised and 821,500 options forfeited or expired under the 2013 Plan through March 31, 2016. As a result, as of March 31, 2016, there were 3,796,500 shares currently available for issuance under the 2013 Plan. If the amendments to the 2013 Plan are approved at the meeting, immediately thereafter there will be a total of 11,000,000 shares of common stock reserved for issuance under the 2013 Plan with a total of 6,796,500 shares available for issuance in the form of new grants (assuming the amendment had been effective at March 31, 2016).

The Board has approved (i) increasing the number of shares of common stock referenced under the 2013 Plan from 8,000,000 to 11,000,000 and (ii) increasing the number of shares of common stock underlying stock options and stock appreciation rights that may be granted under the 2013 Plan to any employee from 500,000 to 2,000,000 per year. As we anticipate the hiring of a new Chief Executive Officer, as well as hiring additional employees and/or consultants to assist in the planned commercialization of Neutrolin in the U.S., we believe that it will be critical to attracting and retaining such individuals to be able to offer larger awards of stock option and stock appreciation rights under the 2013 Plan as an important incentive. Our Board believes that the remaining 3,796,500 shares of common stock available for issuance under the 2013 Plan as of March 31, 2016 and the current limitation that restricts grants to employees of stock options and stock appreciation rights covering more than 500,000 shares of common stock during any calendar year under the 2013 Plan is insufficient to accomplish the purposes of the 2013 Plan as described above.

Following is a summary of the principal features of the 2013 Plan, as proposed to be amended. The summary is qualified by the full text of the 2013 Plan, as amended, attached to this proxy statement as Appendix A.

Key Provisions

Following are the key provisions of the 2013 Plan, as proposed to be amended:

Provisions of 2013 Plan	Description
Eligible Participants	Employees, directors, consultants, advisors and other independent contractors of our company and any successor entity that adopts the 2013 Plan.
Share Reserve
• Total of 11,000,000 shares of our common stock.
• Shares of common stock that are issued under the 2013 Plan or that are subject to outstanding awards will be applied to reduce the number of shares reserved for issuance under the 2013 Plan.
• Except as otherwise required by Section 162(m) of the Internal Revenue Code, or the Code, in the event that a stock option granted under the 2013 Plan expires or is terminated or cancelled unexercised or unvested as to any shares of common stock, or in the event that shares of common stock are issued as restricted stock or as part of another award under the 2013 Plan and thereafter forfeited or reacquired by us, such shares will return to the share reserve and will again be issuable under the 2013 Plan.

Provisions of 2013 Plan	Description
Award Types	• Incentive stock options • Nonstatutory stock options • Restricted stock awards • Performance awards • Stock appreciation rights
Vesting	Determined by the Compensation Committee of the Board of Directors
Award Limits	Stock options and stock appreciation rights covering no more than 2,000,000 shares may be issued to a single participant pursuant to awards under the 2013 Plan in a calendar year.
2013 Plan Termination Date	March 20, 2023

Administration

The 2013 Plan is administered by our Compensation Committee, which consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m), or if no committee exists, the Board of Directors. The Compensation Committee has the full authority to administer and interpret the 2013 Plan and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2013 Plan or the administration or interpretation thereof, including but not limited to the establishment of performance-based criteria for each person eligible to receive awards under the 2013 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 11,000,000 shares of our common stock may be issued under the 2013 Plan. In addition, subject to adjustment upon certain corporate transactions or events, for purposes of the performance-based compensation exemption for stock options and stock appreciation rights provided in Section 162(m) of the Code, no employee shall be eligible to be granted stock options and stock appreciation rights covering more than 2,000,000 shares of common stock during any calendar year. If an option or other award granted under the 2013 Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our Board of Directors, no new award may be granted under the 2013 Plan after the tenth anniversary of the date that such plan was initially approved by our Board of Directors.

Eligibility and Types of Awards

Our employees, directors, consultants, advisors and other independent contractors who provide services to us are eligible to be granted awards under the 2013 Plan, including options, restricted stock, performance awards and other awards.

Stock Options

A stock option may be an incentive stock option, within the meaning of Section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by the Compensation Committee. The exercise price of an option will be determined by the Compensation Committee. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of the common stock (as defined under the 2013 Plan) on the date of grant. Each option will be exercisable for such period set by the Compensation Committee, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of its affiliates, ceases for any reason, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period beginning on the date of termination and extending for 90 days thereafter.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Compensation Committee and may include (a) cash or check, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionholder, (d) a net exercise of the option, (e) any combination of the foregoing methods of payment, and (f) any other legal consideration approved by the Compensation Committee.

Unless the Compensation Committee provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2013 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that vest in accordance with established terms and conditions of the award agreement with the participant. The Compensation Committee sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, us.

Performance Awards

A performance award confers upon its recipient certain rights payable to or exercisable by its recipient, in whole or in part, as determined by the Compensation Committee, and conditioned upon the achievement of performance criteria determined by the Compensation Committee. Performance goals established by the Compensation Committee are based on objectively determinable performance goals selected by the Compensation Committee that apply to an individual or group of individuals, or us as a whole, over a performance period designated by the Compensation Committee. A performance award must be denominated in shares of common stock and may be payable in cash, shares of common stock, other awards under the 2013 Plan, or any combination thereof.

Performance goals are to be based on one or more of the following criteria: EBITDA (defined as earnings before interest, taxes, depreciation and amortization), stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships. A performance goal need not be based on an increase or positive result.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The Compensation Committee determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant.

Each stock appreciation right confers on the participant to whom it is granted a right to receive payment, upon exercise of a stock appreciation right, in cash or shares of common stock, in an amount equal to the excess of (i) the fair market value of one share of common stock on the date of exercise or, in the Compensation Committee’s discretion, during a specified period before or after the date of exercise or a change in control (as defined under the 2013 Plan) of our company, over (ii) the grant price of the stock appreciation right as determined by the Compensation Committee as of the date of grant of the stock appreciation right. The Compensation Committee determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If the Compensation Committee elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive the amount by which the stock appreciation right increased in value, as described above. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

Corporate Transactions

Upon the occurrence of a change in control, except to the extent otherwise provided in a particular participant’s award agreement (as defined under the 2013 Plan), all awards shall become fully vested and, with respect to any award that is an option or stock appreciation right, exercisable in full. Each participant will be afforded an opportunity to exercise his or her options or stock appreciation rights immediately prior to the occurrence of the change in control (and conditioned upon the consummation of the change in control) so he or she can participate in the transaction if he or she desires.

If a change in control occurs, the Compensation Committee may, in its sole discretion, determine that (i) some or all participants holding outstanding options will receive, with respect to some or all of the shares of common stock subject to such options, as of the effective date of any such change in control, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of such options; and (ii) any options as to which, as of the effective date of any such change in control, the fair market value of the shares of common stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such change in control. If the Compensation Committee makes a determination as set forth in paragraph (i) above, then as of the effective date of any such change in control, such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive the aforementioned cash payment(s). If the Compensation Committee makes a determination as set forth in paragraph (ii) above, then as of the effective date of any such change in control, such options will terminate, become void and expire as to all unexercised shares of common stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

Amendment and Termination

Our Board of Directors may amend the 2013 Plan as it deems advisable, except that it may not amend the 2013 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, our Board of Directors may not amend the 2013 Plan without stockholder approval if such approval is then required pursuant to Sections 162(m) or 422 of the Code, the regulations promulgated thereunder or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) withholding and deducting from any payments made under the 2013 Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from us or a subsidiary of ours), or (b) requiring the participant to promptly remit the amount of such withholding to us before we take any action, including issuing any shares of common stock, with respect to the participant’s award. At any time when a participant is required to pay to us an amount required to be withheld under applicable income tax laws in connection with a distribution of common stock or upon exercise of an option, the participant, with the prior consent of the Compensation Committee, may satisfy this obligation in whole or in part by electing to have us withhold from the distribution, shares of common stock having a fair market value up to the minimum amount required to be withheld.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2013 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant. Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Performance Awards

A participant generally will recognize no income upon the grant of a performance stock award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. The receipt of other awards upon settlement will generally be subject to the tax consequences for such awards as is summarized herein. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Deductions

Compensation of persons who are “covered employees” of our company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation.

In accordance with Treasury Regulations (defined below) issued under Section 162(m) of the Code, compensation attributable to awards of stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the plan is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that options and SARs granted under the 2013 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

Further, in accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to restricted stock awards, and restricted stock unit awards granted under a plan will qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of “outside directors,” (ii) the award becomes vested or is settled, as applicable, only upon the achievement of a performance goal based upon objective business criteria established in writing by the compensation committee within 90 days after the commencement of the performance period and while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms that may be incorporated into an award by the compensation committee (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal). It is intended that the Compensation Committee may grant restricted stock awards and restricted stock unit awards under the 2013 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and our company with respect to the grant and exercise of options and other awards under the 2013 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote that are present or represented at the meeting and voted is required to approve the amendment to the 2013 Plan. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the special meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

Recommendation

The Board of Directors has unanimously approved the amendments to the 2013 Stock Incentive Plan and recommends that you vote FOR Proposal No. 2.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm Friedman LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of Friedman LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Information about Change of Independent Registered Public Accounting Firm

On May 15, 2014, we changed our independent registered public accounting firm from CohnReznick LLP to Friedman LLP for the year ended December 31, 2014.  The change was approved by the Audit Committee of the Board of Directors.

CohnReznick’s reports on our consolidated financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion , and were not qualified or modified as to uncertainty, audit scope or accounting principles, although the report for the year ended December 31, 2012 contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two years ended December 31, 2013 and through the date of their dismissal, there were no: (a) disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.  However, CohnReznick identified material weaknesses in our financial reporting process related to our limited finance staff and the resulting ineffective management review over financial reporting, coupled with increasingly complex accounting treatments associated with our financing activities and European expansion.

CohnReznick indicated to us that it agreed with the foregoing statements contained in the paragraphs above as they relate to CohnReznick and furnished a letter dated May 16, 2014 to the United States Securities and Exchange Commission, or SEC, to this effect.  A copy of the letter from CohnReznick was Exhibit 16.1 to our Current Report on Form 8-K that we filed with the SEC on May 16, 2014.

During the two years ended December 31, 2013 and through May 16, 2014, neither we nor anyone acting on our behalf consulted with Friedman LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

Ratification of the appointment of Friedman LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Board Composition

Our Board currently consists of nine members. Effective as of the annual meeting, the Board will be decreased to six members. Current directors Matt Duffy, Steven Lefkowitz and Antony Pfaffle have not been nominated for election to the Board. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Cora M. Tellez, and that of Chief Executive Officer, currently held by Randy Milby. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at our annual meeting of stockholders.

No stockholder has nominated anyone for election as a director at this annual meeting.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee currently consists of Ms. Dillione (Chair), Mr. Duffy, Ms. Markvicka and Ms. Tellez.  Our Compensation Committee currently consists of Ms. Markvicka (Chair), Ms. Dillione, Mr. Duffy, Mr. George and Mr. Lefkowitz.  Our Nominating and Governance Committee currently consists of Mr. George (Chair), Ms. Dillione, Ms. Markvicka and Ms. Tellez. The membership of these Committees may be changed after the annual meeting.

Our Board has undertaken a review of the independence of our directors and has determined that all current directors except Randy Milby and Anthony Pfaffle are independent within the meaning of Section 803A(2) of the NYSE MKT Rules and that Ms. Dillione, Mr. Duffy, Ms. Markvicka and Ms. Tellez meet the additional test for independence for audit committee members imposed by SEC regulation and Section 803B(2) of the NYSE MKT Rules. The members of our Compensation Committee and Nominating and Governance Committee are all independent within the meaning of Section 805(c) of the NYSE MKT Rules.

Each of the above-referenced committees operates pursuant to a formal written charter.  The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

The Board has determined that each of Ms. Dillione, Mr. Duffy and Ms. Tellez qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Ms. Dillione, Mr. Duffy and Ms. Tellez as an “audit committee financial expert” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and the Board, and their designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, the Compensation Committee administers our stock option and employee stock purchase plans, including granting stock options to our executive officers and directors. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

We did not engage an independent compensation consultant in 2015 on any matters affecting the compensation of Named Executive Officers or directors.  In the future, we, or the Compensation Committee, may engage or seek the advice of a compensation consultant.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Nominating and Governance Committee

The Nominating and Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Information Regarding Meetings of the Board and Committees

The business of our Company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws.  During the fiscal year ended December 31, 2015, the Board held ten meetings and also conducted business by written consent, the Audit Committee held eight meetings and also conducted business by written consent, the Compensation Committee held six meetings and also conducted business by written consent, and the Nominating and Governance Committee held eight meetings.  Each person who was a director during 2015 attended at least 75% of the Board meetings and the meetings of the committee on which he or she served. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so. Director Antony Pfaffle attended the 2015 annual meeting, with Mr. Duffy and Mr. Lefkowitz participating via telephone.

Risk Oversight

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee.  In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our company, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company.  The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.  Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Stockholder Proposals

 The Bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination will be disregarded.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Secretary
CorMedix Inc.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Executive Officers

The following table sets forth information concerning our executive officers:

Name	Age	Position(s) with CorMedix
Randy Milby	62	Chief Executive Officer
Antony E. Pfaffle, M.D.	52	Chief Scientific Officer
James Altland	67	Interim Chief Financial Officer

See the biography for Randy Milby under “Proposal No. 1 – Election of Directors.”

Antony E. Pfaffle, M.D. was appointed as our interim Chief Scientific Officer effective January 1, 2013, and became our Chief Scientific Officer in July 2014. Dr. Pfaffle currently serves on our Board of Directors, a position he has held February 2007.  Dr. Pfaffle has been Director of Healthcare Research at Bearing Circle Capital, L.P., an investment fund, since May 2007. Dr. Pfaffle is an Advisory Medical Director for ParagonRx, an Inventiv Company specializing in drug and device risk evaluation and mitigation. He was a Managing Director at Paramount BioCapital, Inc. and Senior Vice-President of Business Development at Paramount BioSciences, LLC from December 2005 to May 2007. Dr. Pfaffle was a Principal and Founder of Black Diamond Research, an investment research company, from July 2001 to December 2005. Dr. Pfaffle is an internist who practiced nephrology at New York Hospital-Weill Cornell Medical Center, Lenox Hill Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Pfaffle received his M.D. from New York Medical College in 1989.

James Altland was hired by us on a contract basis in October 2015 to serve as our Interim Chief Financial Officer.  Prior to his engagement with us, Mr. Altland served from February 2007 to May 2014 as Senior Vice President of Finance and Corporate Development of Onconova Therapeutics, Inc., a pharmaceutical company headquartered in Newtown, Pennsylvania. Before joining Onconova, Mr. Altland was a Partner with Tatum, a leading professional and interim services firm headquartered in New York, New York.  Mr. Altland received his B.S. in Accounting in 1971 from the University of Akron.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2016 by:
●	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

●	each director and nominee for director;

●	each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”); and

●	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC.  Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.  As of March 31, 2016, we had 36,138,323 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after March 31, 2016 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders
Elliott Associates, L.P. (2)	3,720,730	9.9
Directors and Named Executive Officers:
James Altland	0	*
Janet M. Dillione (3)	16,667	*
Matthew P. Duffy (4)	553,223	1.5
Michael W. George (5)	95,000	*
Steven W. Lefkowitz (6)	994,640	2.7
Myron Kaplan	0	*
Taunia Markvicka (7)	84,000	*
Randy Milby (8)	1,453,269	3.9
Antony E. Pfaffle, M.D. (9)	780,000	2.1
Cora Tellez (10)	168,386	*
All executive officers and directors as a group (10 persons) (11)	4,145,185	10.4

*      Less than 1%

(1)
Based upon 36,138,323 shares of our common stock outstanding on March 31, 2016 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of March 31, 2016.

(2)
Due to the Ownership Limitation (as defined below), Elliott Associates, L.P. (“Elliott Associates”) may be deemed the beneficial owner of 3,720,730 shares of our common stock through securities held by it and by Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates (“Manchester”), and Elliott International, L.P., a wholly-owned subsidiary of Elliott Associates (“Elliott International”). Notwithstanding the above, Elliott Associates beneficially holds: (i) 1,730,200 shares of our common stock held by Manchester, (ii) May 2013 warrants exercisable for 500,000 shares of our common stock, (iii) 52,500 shares of our Series C-2 non-voting convertible preferred stock convertible into 525,000 shares of our common stock, (iv) October 2013 warrants exercisable for 262,500 shares of our common stock, (v) 97,500 shares of our Series C-2 non-voting convertible preferred stock held by Elliott International convertible into 975,000 shares of our common stock, (vi) October 2013 warrants held by Elliott International exercisable for 487,500 shares of our common stock, (vii) 73,962 shares of our Series D non-voting convertible preferred stock held by Manchester convertible into 1,479,240 shares of our common stock, (viii) 89,623 shares of our Series E non-voting convertible preferred stock held by Manchester convertible into 1,959,759 shares of our common stock and (ix) March 2015 warrants held by Manchester Securities Corp. exercisable for 200,000 shares of our common stock (the May 2013 warrants, the October 2013 warrants and the March 2105 warrants shall collectively be referred to herein as the “Convertible Securities”).  However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Elliott Associates having aggregate beneficial ownership of, with respect to the May 2013 warrants, the October 2013 warrants, the March 2015 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation").  Elliott Associates disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Elliott Associates’ aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case).  Therefore, Elliott Associates disclaims beneficial ownership of any shares of our common stock issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, which conversion of exercise would be prohibited by the ownership limitation. The business address of Elliott Associates is 40 West 57th Street, 30th Floor, New York, New York 10019.  Based solely on information contained in a Schedule 13D filed with the SEC on August 11, 2015 by Elliott Associates and other information known to us.

(3)
Consists of 16,667 shares of our common stock issuable upon the exercise of stock options. Does not include an aggregate of 1,415 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(4)
Consists of (i) 53,223 shares of our common stock, (ii) 475,000 shares of our common stock issuable upon exercise of stock options, and (iii) 25,000 shares of our common stock issuable upon exercise of 2012 warrants.  Does not include an aggregate of 594 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.  The warrants identified in clause (iii) above prohibit conversion or exercise if after such conversion or exercise Mr. Duffy and his affiliates would beneficially own more than 4.9% of our outstanding common stock.

(5)
Consists of 95,000 shares of our common stock issuable upon exercise of stock options. Does not include an aggregate of 8,607 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(6)
Consists of (i) 117,399 shares of our common stock held by Mr. Lefkowitz individually, (ii) 10,000 shares of our common stock held by Mr. Lefkowitz’s spouse, (iii) 174,741 shares of our common stock held by Wade Capital Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, (iv) 580,000 shares of our common stock issuable upon exercise of stock options, (v) 45,000 shares of our common stock issuable upon conversion of 4,500 shares of our Series C-3 convertible preferred stock held by Mr. Lefkowitz individually, (vi) 30,000 shares of our common stock issuable upon conversion of 3,000 shares of our Series C-3 convertible preferred stock held by Wade Capital Money Purchase Plan, (vii) 22,500 shares of our common stock issuable upon exercise of 2014 warrants held by Mr. Lefkowitz individually, and (viii) 15,000 shares of our common stock issuable upon exercise of 2014 warrants held by Wade Capital Money Purchase Plan.

(7)	Consists of (i) 4,000 shares of our common stock, and (ii) 80,000 shares of our common stock issuable upon the exercise of stock options.

(8)
Consists of (i) 57,026 shares of common stock held by Mr. Milby, (ii) 196,243 shares of our common stock held by MW Bridges LLC, of which Mr. Milby is Managing Partner, (iii) 762,500 shares of our common stock issuable upon exercise of stock options, (iii) 62,500 shares of our common stock issuable upon exercise of 2012 warrants held by MW Bridges LLC, (iv) 237,000 shares of our common stock issuable upon conversion of 23,700 shares of our Series C-3 non-voting convertible preferred stock, (v) 13,000 shares of our common stock issuable upon conversion of 1,300 shares of our Series C-3 non-voting convertible preferred stock held by MW Bridges LLC, (vi) 118,500 shares of our common stock issuable upon exercise of 2014 warrants, and (vii) 6,500 shares of our common stock issuable upon exercise of 2014 warrants held by MW Bridges LLC.

(9)	Consists of 780,000 shares of our common stock issuable upon the exercise of stock options.

(10)
Consists of (i) 88,386 shares of our common stock, and (ii) 80,000 shares of our common stock issuable upon exercise of stock options. Does not include an aggregate of 14,962 shares of our common stock that were deferred as director fee compensation and that are not issuable until after the individual’s cessation of service with our Board.

(11)
Consists of (i) the following held by our directors and executive officers (A) 701,018 shares of our common stock, (B) 2,849,167 shares of our common stock issuable upon exercise of stock options, (C) 325,000 shares of our common stock issuable upon conversion of Series C-3 convertible preferred stock, and (D) 250,000 shares of our common stock issuable upon exercise of warrants, as referenced in footnotes 3 through 10.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2015

The following table shows the compensation earned by each non-employee director of our company for the year ended December 31, 2015.

Name	Fees Earned ($)		Option Awards (1) (2) ($)	Total ($)
Cora Tellez	$34,008	(3)	201,800	235,808
Michael W. George	30,000	(3)	201,800	231,800
Taunia Markvicka	30,000		201,800	231,800
Steven Lefkowitz	25,000		201,800	226,800
Matthew P. Duffy	25,000	(3)	201,800	226,800
Janet M. Dillione(4)	11,046	(3)	108,751	119,797

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 2 to our audited financial statements included in this Annual Report on Form 10-K.

(2)
As of December 31, 2015, the number of shares underlying options held by each non-employee director was as follows: 80,000 shares for Ms. Tellez; 95,000 shares for Mr. George; 80,000 shares for Ms. Markvicka; 475,000 shares for Mr. Duffy; 610,000 shares for Mr. Lefkowitz; and 50,000 shares for Ms. Dillione.

(3)
Includes fees of $34,008 for Ms. Tellez, $30,000 for Mr. George, $10,639 for Ms. Dillone and $4,552 for Mr. Duffy that were deferred. See “Directors Compensation Plan” below for a description of the deferral plan pursuant to which the deferrals were made.

(4)	Ms. Dillione became a director on August 6, 2015.

Director Compensation Plan

Effective October 20, 2014, we adopted the following cash and equity compensation policies for non-employee directors.   Each director receives an annual cash fee of $25,000, the Board Chair receives an additional $5,000 and committee Chairs receive an additional $5,000.  Upon a director’s first election to the Board, he or she will be granted an option to purchase 50,000 shares of our common stock.  After election to the Board, in the next calendar year after his or her election and annually thereafter, each director will be granted an option to purchase 50,000 shares of our common stock for his or her service on the Board.

In February 2016, we increased the annual equity compensation for non-employee directors as follows:  75,000 options for a Board member, 100,000 for the Board chair, 95,000 options for the Audit Committee chair, and 90,000 options for other Committee chairs.

In July 2014, we adopted a Deferred Compensation Plan for Directors, pursuant to which our non-employee directors may defer all of their cash director fees.  Any cash fees due a participating director will be converted into a number of shares of our common stock by dividing the dollar amount of fees payable by the closing price of our common stock on the date such fees would be payable, and the director’s unfunded account would be credited with the  shares.  The shares that accumulate in a director’s account will be paid to the director on the tenth business day in January following the year in which the director’s service terminates for whatever reason, other than death, in which case the account will be paid within 30 days of the date of death to the designated beneficiaries, if any. If there are no designated beneficiaries, the account will be paid out the same as with any other termination of service.  In the event of a change in control of our company, the director would receive cash in an amount equal to the number of shares in the account multiplied by the fair market value of our common stock on the change in control date, and the payment would be accelerated to five business days after the effective date of the change in control.

EXECUTIVE COMPENSATION

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer, who are our only executive officers and who we refer to as our Named Executive Officers.  Our Board has delegated responsibility for creating and reviewing the compensation of our entire senior management team, including our Named Executive Officers, to the Compensation Committee of our Board.  The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board, generally on an annual basis, regarding all compensation decisions for our Named Executive Officers.

The Chief Executive Officer attends Compensation Committee meetings by invitation to provide input with respect to compensation and performance assessments of executive officers.

COMPENSATION DISCUSSION AND ANALYSYS

Compensation Objectives and Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation payable to our Named Executive Officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

●	motivate, recruit and retain executives capable of meeting our strategic objectives;

●	provide incentives to ensure superior executive performance and successful financial results for our company; and

●	align the interests of the Named Executive Officers with the long-term interests of our stockholders.

The Compensation Committee seeks to achieve these objectives by:

●	establishing a compensation structure that is both market competitive and internally fair;

●	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

●	providing upward leverage for overachievement of goals; and

●	providing long-term equity-based incentives.

 In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and/or restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

The Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other Named Executive Officers. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Compensation Committee together assess the performance of the other Named Executive Officers and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Chief Executive Officer provided the Compensation Committee with a detailed review of the performance of the other Named Executive Officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for 2015.

The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

In 2015, the Compensation Committee engaged an independent compensation consultant to assist with establishing compensation levels for all employees, including our Named Executive Officers.  In the future, we, or the Compensation Committee, may again engage or seek the advice of a compensation consultant. The Compensation Committee did not use any benchmarking to establish executive compensation in 2015, although we did purchase compensation data for the life sciences industry from a nationally recognized firm. Because this data was for the entire life sciences industry, and generally contains data from larger companies, the Compensation Committee used the 25th percentile of the data to assist in establishing executive as well as all employee compensation for 2015.  The Compensation Committee also used this data in various combinations in an effort to establish compensation that reflects our particular facts and circumstances.

The Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Compensation Committee reviews the performance of each Named Executive Officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Compensation Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions approved by the Compensation Committee with respect to such matters.

In 2015, our stockholders approved, on an advisory basis, the executive compensation paid in 2014, and the Compensation Committee did and will continue to consider such future votes in our compensation-setting practices.  In the future, the Compensation Committee intends to use information and advice it acquires, the result of the say-on-pay vote, as well as information gathered by the Committee as it has done in the past, to guide our policies and procedures relating to executive compensation.

Based on these overall objectives and philosophy, the Compensation Committee has designed an executive compensation program that generally seeks to bring base salaries and total executive compensation in line with the companies at a similar stage of clinical development represented in the compensation data we review.  Our program allows the Compensation Committee to determine each component of an executive’s compensation based on a number of factors, including (a) the executive’s overall experience and skills (with an emphasis on particular industry experience), (b) the executive’s position and responsibilities in comparison to other executives at the company, (c) individual performance, and (d) the demand within our market for the executive’s skills relative to other executives in our industry.

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our Named Executive Officers.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each Named Executive Officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for the Named Executive Officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each Named Executive Officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the Named Executive Officers are reviewed and approved by the Compensation Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the Named Executive Officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

The base salary information for our Named Executive Officers for 2015 is set forth in the Summary Compensation Table below. In May 2014, we entered into an employment agreement with our Chief Executive Officer, Randy Milby, which we amended in August 2015.  In July 2014, we entered into a letter agreement with each of Dr. Anthony Pfaffle, our Chief Scientific Officer, and Harry O’Grady, our former Chief Financial Officer that provides terms of employment.  In April 2016, we entered into a new employment agreement with Dr. Pfaffle. These agreements provide for a salary for each officer and are described under the caption “Employment Agreements and Arrangements.”

Annual Bonuses

As part of their compensation package, our Named Executive Officers generally have the opportunity to earn annual bonuses under our Short Term Incentive Plan. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The Compensation Committee establishes each year a target award for each Named Executive Officer based on a percentage of base salary, and based on any applicable terms in any individual employment agreements. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each Named Executive Officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each Named Executive Officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Compensation Committee believes it is a precise measure of how the Named Executive Officer contributed to business results.

Pursuant to their respective agreements, Mr. Milby is entitled to an annual target cash bonus opportunity of up to 100% of his salary, Dr. Pfaffle up to 30% (subject to increase depending on performance), and Mr. O’Grady was eligible for up to 40%.  For 2015, the Board established for Mr. Milby a bonus of up to 100% of her salary and bonuses of 40% for each of Dr. Pfaffle and M. O’Grady. The performance goals generally were determined by our Compensation Committee in the first quarter of the calendar year but the actual bonuses are determined after the year’s end to assess achievement of the goals.  Additionally, the Board or the Compensation Committee may increase or decrease a Named Executive Officer’s bonus payment (above or below the target) based on its assessment of our company’s and the Named Executive Officer’s individual performance during the year.  Each Named Executive Officer's potential bonus was developed taking into account his respective area of responsibility.  For 2015, annual bonuses were based on achievement of company goals related to EBITDA and net income for Mr. Milby, clinical and regulatory development of Neutrolin for Dr. Pfaffle, and financing, cost controls, internal control matters and financial performance for Mr. O’Grady. Overall, EBITDA, clinical, regulatory, financing and auditing goals were met in 2015, but net income and other company performance goals were not, such that Mr. Milby met 50% of his overall goals, Dr. Pfaffle met 75% and Mr. O’Grady met 80%.

Long-Term Incentive Equity Awards

We believe that long-term performance is achieved through an ownership culture that encourages high performance by our Named Executive Officers through the use of stock-based awards. Our 2006 Stock Plan and 2013 Stock Plan were each established to provide our employees, including our Named Executive Officers, with incentives to help align employees’ interests with the interests of our stockholders.  Effective upon the approval by our stockholders of our 2013 Stock Plan, we are no longer able to issue any award under the 2006 Stock Plan.  The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has used restricted stock in the past and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation.  Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our Named Executive Officers through stock options and restricted stock grants than through cash-based compensation.  The Compensation Committee generally oversees the administration of our 2006 Stock Plan and our 2013 Stock Plan.

Stock Options

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to Named Executive Officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of Randy Milby, our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the Named Executive Officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986.

We expect to continue to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of our Named Executive Officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●
Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones.

●
Stock options help to provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

●
The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our Named Executive Officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual Named Executive Officer’s total compensation.

Restricted Stock

Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2013, 2014 or 2015. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our Named Executive Officers, some of whom may be parties to employment or consulting agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment or consulting agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our Named Executive Officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Employment Agreements and Arrangements

On May 9, 2014, we entered into an employment agreement, effective March 31, 2014, with our Chief Executive Officer, Randy Milby. Pursuant to the agreement, we must use best efforts to cause Mr. Milby to be elected as a member of our Board of Directors and we must include him in the management slate for election as a director at every stockholders meeting during the term of the agreement at which his term as a director would otherwise expire. Mr. Milby will not receive additional compensation for his services as a member of our Board of Directors.

 In exchange for his service as our Chief Executive Officer, Mr. Milby will receive an annual base salary of $300,000.00, up to 50% of which may be paid in the form of unregistered common stock at the discretion of Mr. Milby and subject to specified limitations. Mr. Milby will be eligible for an annual target bonus, the cash portion of which may equal up to 100% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Mr. Milby. Mr. Milby’s annual bonus, if any, will be paid in cash or a combination of cash and equity, provided that the equity portion will make up no more than 50% of the value of such annual bonus. Mr. Milby is eligible to participate in all employee benefits available to our senior executives from time-to-time, and we must designate Mr. Milby as a named insured on our directors’ and officers’ liability insurance policy. Pursuant to the agreement, Mr. Milby is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

On August 3, 2015, we entered into a Release of Claims and Severance Modification with Mr. Milby due to the anticipated termination of Mr. Milby’s employment.  In exchange for the release of various claims by Mr. Milby against our company, including claims related to his employment with us and the termination of same and claims for additional compensation or benefits other than the compensation and benefits set forth in his employment agreement, we agreed to amend Mr. Milby’s employment agreement to specify that Mr. Milby may not compete against the Company by engaging in any business involving the development or commercialization of (i) a preventive anti-infective product that would be a direct competitor of Neutrolin or (ii) a product containing taurolodine.  The non-compete term did not change and remains at 12 months following termination of his employment.  The employment agreement was also amended to allow Mr. Milby a period in which to exercise all vested options and warrants until the later of 60 months following the termination date of his employment or 60 months following the date on which his service on the Company’s Board of Directors ends, provided in no event shall he be able to exercise after the respective expiration date of any stock option award.

Effective April 29, 2016, we amended our employment agreement with Randy Milby, our Chief Scientific Officer. The amendment was made as we continue our search for a new Chief Executive Officer and in response to the expiration of Mr. Milby’s current agreement on April 30, 2016. Under the amended agreement, Mr. Milby now is an at-will employee, and all other terms of his employment agreement remain in place, including severance benefits.

Pursuant to the terms of his employment agreement, Mr. Milby will be entitled to receive his base salary and benefits for a period of 12 months following the effective date of the termination of his employment, or, in the case of benefits, until such time as he receives equivalent coverage and benefits under plans and programs of a subsequent employer if such receipt is prior to the expiration of the 12-month period.  To the extent any of the aforementioned benefits cannot be provided to former employees, we will pay Mr. Milby a lump-sum payment in the amount necessary to allow Mr. Milby to purchase the equivalent benefits.

For purposes of the agreement, “Cause” is defined as: (a) the willful failure, disregard or refusal by Mr. Milby to perform his material duties or obligations under the agreement; (b) any willful, intentional, or grossly negligent act by Mr. Milby having the effect of materially injuring (whether financial or otherwise and as determined reasonably and in good-faith by a majority of the members of our Board of Directors) the business or reputation of our company or any of our affiliates (provided, however, that this provision will not apply to any company affiliate that is engaged in a business competitive with our company’s business); (c) Mr. Milby’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (d) a good faith determination by the Board and/or any government representative or agency that Mr. Milby is a ‘bad actor” as defined by 17 CFR 230.506(a); (e) the good faith determination by our Board of Directors, after a reasonable and good-faith investigation by our company following any allegation by another employee of our company, that Mr. Milby engaged in some form of harassment prohibited by law (including, without limitation, harassment on the basis of age, sex, or race) unless Mr. Milby’s actions were specifically directed by the Board; (f) any material misappropriation or embezzlement by Mr. Milby of the property of our company or our affiliates (whether or not a misdemeanor or felony); or (g) any breach by Mr. Milby of any material provision of the agreement that is not cured by him to our reasonable satisfaction within 30 days after written notice thereof.

For purposes of the agreement, “Good Reason” is defined as: (a) any material breach of the agreement by our company if Mr. Milby has provided us with written notice of the breach within 90 days of the breach and we have not cured such breach within 30 days from such notice; (b) without Mr. Milby’s express written consent, we materially reduce his duties, responsibilities, or authority as Chief Executive Officer including, without limitation, a change in the line of reporting between him and our Board of Directors, that causes his position with us to become of less responsibility or authority than his position as of the effective date of the agreement; (c) a relocation of our principal place of business outside the New York metropolitan area or to a location more than 50 miles from the immediately preceding location without Mr. Milby’s written consent; (d) a material reduction in his annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; or (e) our failure to include Mr. Milby in our management’s slate for election to the Board.

On July 21, 2014, we entered into a letter agreement with each of our Chief Scientific Officer, Dr. Antony Pfaffle, and our former Chief Financial Officer, Harry O’Grady. Pursuant to their respective agreements, we agreed to pay a base salary of $230,000 to Mr. O’Grady and $200,000 to Dr. Pfaffle.  Additionally, we agreed to review each of Mr. O’Grady and Dr. Pfaffle’s (each, an “Executive”) salary in early 2015 with the goal of achieving market value for a CFO or CSO, respectively, with such Executive’s experience operating in a company of similar size and with revenue similar to ours, but in any event not less than $230,000 and $200,000, respectively.  Mr. O’Grady was eligible to participate in the Short Term Incentive Plan (STIP) beginning January 1, 2015, with a target award opportunity equal to 40% of his base salary.  Dr. Pfaffle was eligible to participate in the STIP beginning on his employment date.  His 2015 target award opportunity is equal to 30% of his base salary, subject to increase depending on performance.  In 2015, we increased Dr. Pfaffle's salary to $250,000 and his target opportunity to 40%.  Mr. O’Grady resigned on October 7, 2015.  Mr. O’Grady did not receive any severance or additional benefits in connection with his resignation.

On April 18, 2016, we entered into a new employment agreement, effective February 22, 2016, with Dr. Pfaffle that changed the terms of his employment. Unless renewed, the agreement will expire on February 21, 2018. In exchange for his service as our Chief Scientific Officer, Dr. Pfaffle will receive an annual base salary of $280,000.00. Dr. Pfaffle will be eligible for an annual bonus, which may equal up to 50% of his base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by the Board, and specified personal objectives, predetermined by the Board and Dr. Pfaffle. He is also eligible to participate in all employee benefits available to our senior executives from time-to-time, is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

Upon a Change of Control of our company (as defined in the agreement), all shares of our company’s restricted stock and all unvested options to purchase shares of our capital stock then held by Dr. Pfaffle will be accelerated and deemed to have vested as of the date of such Change of Control.

If we terminate Dr. Pfaffle’s employment for cause (as defined in the agreement), he will be entitled to receive only the accrued compensation due to him as of the date of such termination, all shares of restricted stock then held by him will be forfeited to us as of such date, and all unexercised options to purchase shares of our capital stock, whether or not vested, will immediately terminate. If Dr. Pfaffle resigns for other than good reason (as defined in the agreement) or if we terminate his employment by providing notice of nonrenewal at least 60 days before the agreement is set to expire, he will be entitled only to payment of his accrued compensation as of such date.

If we terminate Dr. Pfaffle’s employment other than for cause (as defined in the agreement), death or disability, other than by notice of nonrenewal, or if Dr. Pfaffle resigns for good reason (as defined in the agreement), he will receive the following benefits: (i) we will continue to pay his base salary and benefits for a period of 12 months following the effective date of the termination of his employment; (ii) if Dr. Pfaffle timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for Dr. Pfaffle and his eligible dependents until the conclusion of the time when he is receiving continuation of base salary payments or until he becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of Dr. Pfaffle and instead pay him a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; (iii) we will provide such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements; and (iv) all equity grants of any kind, including restricted shares and unvested stock options held by Dr. Pfaffle, will be accelerated and deemed to have vested as of the termination date.

If Dr. Pfaffle’s employment is terminated as a result of his death or disability, we will shall pay him or his estate, as applicable, his base salary through the date which is the sooner of the end of the agreement’s term or 180 days after his death or disability, and such other or additional benefits, if any, as may be provided under our applicable employee benefit plans, programs and/or arrangements.  All shares of our stock that are subject to vesting and all options that are scheduled to vest on or before the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All such restricted shares and options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be forfeited.

During the term of the agreement and the 12-month period immediately following his separation from employment for any reason, Dr. Pfaffle is prohibited from engaging in any business involving the development or commercialization of a preventive anti-infective product that would be a direct competitor of Neutrolin or a product containing taurolidine within the United States and the European Union.

We have engaged James Altland, our interim Chief Financial officer, pursuant to a contract with a third-party agency.  As a result, Mr. Altland is not an employee and is not eligible for our employment benefits, including any as a Named Executive Officer.

Tax and Accounting Considerations

U.S. federal income tax generally limits the tax deductibility of compensation we pay to our Named Executive Officers to $1.0 million in the year the compensation becomes taxable to the executive officers. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct amounts of compensation from time to time. Accounting rules require us to expense the cost of our stock option grants. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans.  As a result, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.  Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in our have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us.  Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Named Executive Officers in the years ended December 31, 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Option Awards (1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Randy Milby (2)	2015	300,000	269,025	150,000	4,715	(7)	723,740
Chief Executive Officer	2014	287,500	147,500	--	--		435,000
	2013	223,500	147,500	--	--		435,000
Antony E. Pfaffle (3)	2015	250,000	269,025	75,000	6,694	(7)	600,719
Chief Scientific Officer	2014	219,800	356,550	30,000	16,928	(4)	623,728
	2013	120,000	154,770	--	37,500	(4)	312,270
Harry O’Grady (5)	2015	182,968	--	73,600	3,637	(7)	260,205
Chief Financial Officer	2014	103,795	111,000	--	--		214,795
	2013	--	--	--	--		--
James Altland (6)	2015	60,666	--	--	--		60,666
Interim Chief Financial Officer	2014	--	--	--	--		--
	2013	--	--	--	--		--

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the Named Executive Officers upon option exercise.

(2)	Mr. Milby became our Chief Executive Officer on January 1, 2013, but was a consultant until becoming an employee on April 1, 2013. The amount of salary reported for 2013 includes $36,000 paid in consulting fees to MW Bridges LLC, of which Mr. Milby is Managing Partner.

(3)	Dr. Pfaffle became our Acting Chief Scientific Officer on January 1, 2013 and our Chief Scientific Officer effective July 1, 2014.

(4)	Consists of director fees.

(5)	Mr. O’Grady resigned as our Chief Financial Officer effective October 20, 2015.

(6)	Mr. Altland was appointed as our Interim Chief Financial Officer effective October 26, 2015. He serves pursuant to a contract arrangement with a third party agency.

(7)	Consists of health benefits.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our Named Executive Officers in 2015.  The only plan-based awards granted were stock options; no non-equity awards were granted.  All stock options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Internal Revenue Code.  The exercise price per share of each stock option granted to our Named Executive Officers was equal to the fair market value of our common stock as determined in good faith by our Board on the date of the grant.  All stock options listed below were granted under our 2013 Stock Plan.

Name	Grant date	Number of securities underlying options (1) (#)	Exercise or Base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2) ($)
Randy Milby	2/24/2015	75,000	5.00	269,025
Antony E. Pfaffle	2/24/2015	75,000	5.00	269,025
Harry O’Grady	--	--	--	--
James Altland	--	--	--	--
_______________
(1)
The Named Executive Officers were each granted the number of options provided next to their names in the table.  The option grants to each Named Executive Officer vests according to the following schedule:  The options to Mr. Milby and Mr. Pfaffle vested 100% on the grant date.

(2)	The grant date fair value of the restricted stock and option awards is calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2015.

Name	Number of Shares Underlying Unexercised Options (#) – Exercisable	Number of Shares Underlying Unexercised Options (#) – Unexercisable	Option Exercise Price ($)	Option Expiration Date
Randy Milby	50,000	--	0.29	5/14/2022
	100,000	--	0.68	12/05/2022
	437,500	--	0.90	3/20/2023
	100,000	--	2.02	1/09/2024
	75,000	--	5.00	2/24/2025

Antony E. Pfaffle	20,000	--	3.125	3/30/2020
	30,000	--	2.10	1/14/2022
	250,000	--	0.68	12/05/2022
	175,000	--	0.90	3/20/2023
	100,000	--	2.02	1/09/2024
	30,000	--	2.02	1/09/2024
	100,000	--	2.27	4/01/2024
	75,000	--	5.00	2/24/2025

Harry O’Grady(1)	50,000	--	1.80	1/17/2016

James Altland	--	--	--	--
________________
(1)	Mr. O’Grady resigned effective October 20, 2015, which set the expiration date for all of his options at January 17, 2016, all of which he exercised in January 2016.

Option Exercises

The following table sets forth information on the aggregate number and value of all options exercised by the Named Executive Officers in 2015.

Option Exercises in Fiscal 2015

Option awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)
Randy Milby	--	--
Antony E. Pfaffle	30,000	182,350
Harry O’Grady	--	--
James Altland	--	--
_______________
(1)
The aggregate value realized equals the difference between the fair market value of the shares acquired, based on the closing sale price, if any, or closing bid price per share of our common stock on the NYSE MKT on the date of exercise, and the exercise price for the underlying stock options.

Option Repricings

We did not engage in any repricings or other modifications to any of our Named Executive Officers’ outstanding options during the year ended December 31, 2015.

Potential Payments on Change of Control

See the discussion of the employment agreement and arrangement we have with Randy Milby and Antony Pfaffle under the heading “Employment Agreement and Arrangements”.  If the severance payments called for in our agreement for Mr. Milby and Dr. Pfaffle had been triggered on December 31, 2015, we would have been obligated to make the following payments:

Name	Cash Payment ($ per month) and (# of months paid)		Benefits ($ per month) and (# of months paid)		Number of Options (# that would vest) and ($ market value) (1)
Randy Milby	$25,000	12 mos	$1,572	12 mos	762,500	$717,375

Antony E. Pfaffle	$20,833	12 mos	$2,231	12 mos	780,000	$536,550
_______________
(1)
    The market value equals the difference the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the NYSE MKT on December 31, 2015, which was $2.03, and the exercise prices for the underlying stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Submitted by:       THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Taunia Markvicka, Chair
Janet M. Dillione
Matthew Duffy
Michael George
Steven W. Lefkowitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Markvicka (Chairman), Mr. Duffy and Mr. George served as members of our Compensation Committee during all of 2015; Ms. Dillione joined the Committee in August 2015, and Mr. Lefkowitz joined in October 2015.  None of these individuals was at any time during 2015 or at any other time thereafter an officer or employee of our company.  Mr. Milby, our Chief Executive Officer, participated in discussions regarding salaries and incentive compensation for all of our executive officers, except he was and is excluded from discussions regarding his own salary and incentive stock compensation.  No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. The Secretary will forward all such communications to the addressee.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2015, which were audited by Friedman LLP, our independent registered public accounting firm. The Audit Committee discussed with Friedman LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee). The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2015 were compatible with maintaining Friedman LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

All members of our Audit Committee are independent under SEC regulation and Section 803B(2) of the NYSE MKT Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NYSE MKT Rules 803B2(a)(iii). Our Board has determined that each of Ms. Dillione, Ms. Tellez and Mr. Duffy qualifies as an audit committee financial expert.

THE AUDIT COMMITTEE
Janet M. Dillione, Chairman
Matthew Duffy
Taunia Markvicka
Cora M. Tellez

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed to us by Friedman LLP, our independent registered public accounting firm for the years ended December 31, 2015 and 2014, and by Cohn Reznick LLP, our former independent registered public accounting firm, for services relating to: auditing our annual financial statements; reviewing our financial statements included in our quarterly reports on Form 10-Q; reviewing registration statements in connection with Forms S-3 filed during 2014 and 2015; financing activities in 2014 and 2015; and services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	2015	2014
Audit Fees
Friedman LLP	$181,000	$87,500
CohnReznick LLP	--	67,500
Audit Related Fees
Friedman LLP	$20,250	$46,650
CohnReznick LLP	85,000	80,102
Tax Fees
Friedman LLP	$11,500	13,500
CohnReznick LLP	--	16,000
All Other Fees
Friedman LLP	$--	$--
CohnReznick LLP
Total	$297,750	$311,252

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.  All services performed by our independent registered public accounting firm during 2015 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On March 3, 2015, we entered into a backstop agreement with an existing institutional investor, Manchester Securities Corp. (“Manchester”), an affiliate of Elliott International, L.P., pursuant to which Manchester agreed to lend us, at our request, up to $4,500,000 less the dollar amount of gross proceeds received by us upon the exercise of warrants to purchase common stock issued in connection with our initial public offering on or before April 30, 2015, provided that the loan may not exceed $3,000,000.  We were able to access this financing until April 30, 2015.  However, the amount we received from the exercise of those warrants prior to April 30, 2015, exceeded the amount that would have allowed us to access the loan and, as a result, we could not and did not access the loan.  In consideration for the backstop financing, we issued to Manchester a warrant, exercisable for five years, to purchase 200,000 shares of our common stock at a per share exercise price of $7.00, and we extended by one year to March 24, 2016, the expiration date of a warrant that Manchester holds to purchase 390,720 shares of common stock at a per share exercise price of $3.4375.  We also agreed to correct erroneous wording contained in the amended and restated warrant that we issued to Manchester in September 2014 to purchase 500,000 shares of our common stock, which amendment was immaterial and did not affect the terms of the warrant.  We also granted Manchester the right for as long as it or its affiliates hold any of our common stock or securities convertible into our common stock the right to appoint up to two members to our Board of Directors and/or to have up to two observers attend Board meetings in a non-voting capacity, pursuant to which Manchester appointed a director in August 2015 and another director in April 2016.  Finally, we entered into a registration rights agreement with Manchester whereby Manchester can demand that we register the shares issuable upon exercise of the new and amended warrants, and shares issuable upon conversion of the note, if issued.

On April 7, 2015, we entered into a one year agreement with a consultant to advise management with their investment banking relationships and assist in the negotiations with potential external parties, if applicable. The consultant is a member of the board of directors of Sterling HSA which was founded by Ms. Tellez, the Chairman of our Board of Directors. The arrangement called for a $30,000 retainer, a monthly fee of $6,000, and a multiple of the price per share upon a merger or acquisition or a percentage of any strategic partnership. Either party could terminate the agreement with a 30 day advance notice. Upon termination, we would be liable for any services rendered through the termination date. This agreement was terminated at the end of August 2015.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Conduct and Ethics available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by us not later than December 30, 2016. Under our bylaws, stockholder proposals to be considered at our next annual meeting must be received by us not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Antony E. Pfaffle, Corporate Secretary, CorMedix Inc., 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 15, 2016.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2015 and 2014. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921. Please include your contact information with the request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.  Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2015, with the exception of two Forms 4 for each of Cora Tellez and Michael George to report the election to defer the receipt of cash compensation for directors fees, which reports were due on February 16, 2015 and May 17, 2015, and were filed on June 24, 2015.

DIRECTIONS TO CORMEDIX INC. ANNUAL MEETING AT THE COMPANY'S OFFICE
AT 1430 U.S. HIGHWAY 206, SUITE 200, BEDMINSTER, NEW JERSEY 07921

Directions from US-202/206 North

Merge onto US-202/206 North.  Keep left to stay on US-202 N/US-206 N.  Continue for 1 mile.  Turn right at the third traffic light which reads "Somerset Financial Center Drive". Turn into the office complex and continue to the stop sign, then continue straight past the first older building, and around to the modern office building with "1430" above the door.  Park in front.  Take the elevator in the main entrance on the right to our office on the second floor.

Directions from Areas North Of Bedminster via I-287

Follow ROUTE 287 SOUTH to EXIT 22 (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Areas South Of Bedminster via I-287

Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster. Follow directions from US-202/206 North above.

Directions Jersey City, Newark (Airport), New York, and Areas East of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay right at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from Pennsylvania, Phillipsburg, Clinton, and Areas West of Bedminster via I-78

Follow I-78 to Exit 29 to I-287 North toward US 202/206/Morristown, stay left at the fork onto I-287.  Follow ROUTE 287 NORTH to EXIT 22B (U.S. 202/206 NORTH) towards Bedminster.  Follow directions from US-202/206 North above.

Directions from I-80, East or West.

Follow I-80 (East-bound or West-bound) to the juncture with I-287 South.  Follow I-287 South to Exit 22 Bedminster.  Follow directions from US-202/206 North above.

CORMEDIX INC.

2013 Stock Incentive Plan

AS AMENDED: ___________, 2016

1. Purpose.  This 2013 Stock Incentive Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) of CorMedix Inc. (the “Company”), and is effective, subject to the approval of the Company’s stockholders.  The purpose of the Plan is to promote the long-term success of the Company by attracting, motivating and retaining directors, officers, employees, advisors and consultants of, and others providing services to, the Company and its affiliates through the use of competitive long-term incentives which are tied to stockholder value.  The Plan seeks to balance the interest of Plan participants and stockholders by providing incentives in the form of stock options, restricted stock, performance awards, and stock appreciation rights, as well as other stock-based awards relating to the Company’s common stock, $0.001 par value (“Common Stock”), to be granted under the Plan and consistent with the terms of the Plan (“Awards”).

2. Administration.

2.1. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board.  The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the Board.  Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee shall have complete authority to determine all provisions of all Awards, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan.  The Committee’s decisions on matters relating to the Plan shall be final and conclusive on the Company and the Participants (as defined below).  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under the Plan.  The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Awards in any manner; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any recipient of an Award adversely affected by such amended or modified terms has consented to such amendment or modification.  No amendment or modification to an Award, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Award for purposes of the Plan.  If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the Board.

2.2. Subject to any applicable requirements of Code Section 409A, to the extent that an Award would otherwise be subject to Code Section 409A, the Committee may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award.  If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.  The maximum term for any Award shall not exceed ten years from the date of the grant of such Award, provided, however, in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any affiliate thereof, no such Incentive Stock Option shall be exercisable more than five years after the date such incentive stock option is granted.

3. Eligible Participants.  Employees of the Company or its subsidiaries (including officers and other employees of the Company or its subsidiaries), directors, consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries (including members of the Company’s scientific advisory board) (“Participants”) shall become eligible to receive Awards under the Plan when designated by the Committee, provided, however, that Awards of Incentive Stock Options (as defined below) may only be awarded to employees of the Company or its subsidiaries.  Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate.  Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee.  Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade), and authority to designate Participants who are not officers and to set or modify such targets may be delegated to the Company’s executive management.

4. Types of Awards.  Awards under the Plan may be granted in any one or a combination of the following forms:  (a) Incentive Stock Options and Non-Qualified Stock Options (Section 6); (b) restricted stock (Section 7); (c) performance awards (Section 8); and (d) other awards (Section 8).   Incentive Stock Options may only be granted to employees of the Company.  The terms of an Award may be evidenced by an agreement entered into by and between the Company and a Participant at the time the Award is granted (which may include an employment agreement or consulting agreement by and between the Company and the Participant) (the “Award Agreement”).  In the event of any inconsistency between the terms of the Award Agreement and the Plan, the terms of the Plan shall govern.  In the event of any inconsistency between the terms of any employment agreement and any other Award Agreement, the terms of the employment agreement shall govern.

5. Shares Subject to the Plan.

5.1. Number of Shares.  Subject to adjustment as provided in Section 10.5, the number of shares of Common Stock which may be issued under the Plan shall not exceed 11,000,000 shares of Common Stock.  Of such aggregate number of shares of Common Stock that may be issued under the Plan, the maximum number of shares that may be issued as Incentive Stock Options under Section 422 of the Code is 11,000,000.  Any shares of Common Stock available for issuance as Incentive Stock Options may be alternatively issued as other types of Awards under the Plan.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  For purposes of the performance-based compensation exemption for stock options and stock appreciation rights provided in Section 162(m) of the Code, no employee shall be eligible to be granted stock options and stock appreciation rights covering more than 2,000,000 shares of Common Stock during any calendar year.

5.2. Cancellation.  Except as otherwise required by Section 162(m) of the Code, in the event that a stock option granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options or otherwise.  In the event that shares of Common Stock are issued as restricted stock or as part of another Award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock or otherwise.

6. Stock Options.  The Committee shall determine for each option the number of shares of Common Stock for which the option is granted, whether the option is to be treated as an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code (an “Incentive Stock Option”), or as an option not intended to qualify as an Incentive Stock Option (a “Non-Qualified Stock Option”), and all other terms and conditions of the option not inconsistent with the Plan.  Options granted, pursuant to the Plan shall comply with and be subject to the following terms and conditions.

6.1. Option Price.  The exercise price for each option shall be established in the sole discretion of the Committee, provided it shall not be less than the Fair Market Value of a share of Common Stock on the date of grant, and provided further, that the exercise price per share of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner”), shall be not less than 110% of the Fair Market Value of a share of Common Stock on the date the option is granted.  Notwithstanding the foregoing, an option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) and 409A of the Code to the extent applicable.  Nothing hereinabove shall require that any such assumption or modification will result in the option having the same characteristics, attributes or tax treatment as the option for which it is substituted.

6.2. Exercise Period of Options.  The Committee shall have the power to set the time or times within which each option shall be exercisable, or the event or events upon the occurrence of which all or a portion of each option shall be exercisable, and the term of each option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten years after the date such Incentive Stock Option is granted, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five years after the date such Incentive Stock Option is granted.  Unless otherwise specifically provided in an Award Agreement, an option shall terminate and cease to be exercisable no later than ninety (90) days after the date on which the Participant’s employment with or service to the Company or a subsidiary terminates.

6.3. Payment of Option Price.  Payment of the exercise price for the number of shares being purchased pursuant to any option shall be made in any manner permitted by the Committee, including, but not limited to: (a) in cash, (b) by check or cash equivalent, (c) with the consent of the Committee, by delivery or attestation of ownership of a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as necessary to prevent an accounting charge) with a Fair Market Value (as defined below) equal to the exercise price and/or any related withholding tax obligations, (d) with the consent of the Committee, by delivery of a stock power and instructions to a broker to sell a sufficient number of shares of Common Stock subject to the option to pay such exercise price, (e) with the consent of the Committee, payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares of Common Stock equal to (i) the number of shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per share (on such date as determined by the Committee) less the exercise price per share, and the denominator of which is the Fair Market Value per share of Common Stock, (f) such other consideration as the Committee determines is consistent with the Plan and applicable law, or (g) with the consent of the Committee, any combination of the foregoing methods.  Any shares of Common Stock used to exercise options (including shares withheld upon the exercise of an option to pay the exercise price of the option) shall be valued at their Fair Market Value. If the Committee, in its discretion, permits the consideration to be paid through a broker-dealer sale and remittance procedure, the Committee may require the Participant (1) to provide irrevocable written instructions to a Company designated brokerage firm to effect the immediate sale of a sufficient number of the purchased shares to pay the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option exercise price payable for the purchased shares and/or all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase, (2) to provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction, and (3) to provide irrevocable instructions to the brokerage firm to remit such sale proceeds to the Company.

6.4. $100,000 Limitation.  The aggregate Fair Market Value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable during any calendar year (under the Plan or under any other plan of the Company) by any Participant shall not exceed $100,000 or such other limitation imposed under Section 422 of the Code.  If such limitation would be exceeded with respect to a Participant for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

7. Restricted Stock.

7.1. Awards of Restricted Stock.  Restricted shares of Common Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares of Common Stock during the Restricted Period (as defined below) and the requirement that the Participant forfeit such shares back to the Company without any consideration paid by the Company therefor upon failure to satisfy within the Restricted Period the requirements set forth in the Award Agreement.  Restricted stock may be granted alone or in addition to other Awards under the Plan.  The grant of any restricted stock by the Company shall be evidenced by an Award Agreement.

7.2. Restricted Period.  The Committee shall establish the “Restricted Period” with respect to each award of restricted stock.  The Committee may, in its sole discretion, at the time an award of restricted stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction prior to the expiration of the Restricted Period of the requirements set forth in the Award Agreement.  The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted stock.

Except as otherwise provided in an Award Agreement, a Participant shall cease vesting in all or any portion of a restricted stock award as of the date his employment with or service to the Company or a subsidiary terminates, for whatever reason, and any shares of restricted stock that are not vested as of such date shall be forfeited; provided the Committee may, in its discretion, provide that a Participant whose employment with or service to the Company terminates for any reason (including as a result of death or disability) and/or following a Change in Control (as defined below), may vest in all or any portion of his restricted stock award.  Any restricted stock award not so vested shall be forfeited.

7.3. Rights of Holders of Restricted Stock.  Except as otherwise provided in the Award Agreement or except as otherwise provided in the Plan, the Participant shall be the owner of the restricted stock and shall have all the rights of a stockholder, including the right to receive dividends paid on such restricted stock and the right to vote such restricted stock.

7.4. Delivery of Restricted Stock.  Restricted stock awarded to a Participant under the Plan may be held under the Participant’s name in a book entry account maintained by the Company or, if not so held, stock certificates for restricted stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof.  Subject to Section 10.4 below, a Participant shall be entitled to delivery of stock certificates only when he or she becomes vested in accordance with the terms of his or her restricted stock award.

8. Performance Awards and Other Awards.

8.1. Performance Awards.  The Committee is authorized, in its sole discretion, to grant performance awards to Participants on the following terms and conditions.

(a) Awards and Conditions.  A performance award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the performance award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.  Performance goals established by the Committee shall be based on objectively determinable performance goals selected by the Committee that apply to an individual or group of individuals, or the Company as a whole, over such a performance period as the Committee may designate.  The performance goals shall be based on one or more of the following criteria: EBITDA, stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals or goals relating to acquisitions or strategic partnerships.  “EBITDA” means earnings before interest, taxes, depreciation and amortization.  A performance goal need not be based on an increase or positive result.

(b) Other Terms.  A performance award shall be denominated in shares of Common Stock and may be payable in cash, shares of Common Stock, other Awards, or any combination thereof, and shall have such other terms as shall be determined by the Committee.

(c) Performance-Based Awards.  Performance awards, as well as restricted stock with performance-based vesting provisions, and certain other Awards subject to performance criteria, are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective performance goals within the meaning of Section 162(m) and the regulations thereunder.

The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of performance criteria, or otherwise at the discretion of the Committee, as may be provided in the Award Agreement.

8.2. Stock Appreciation Rights.  The Committee is authorized, in its sole discretion, to grant stock appreciation rights to Participants on the following terms and conditions:

(a) Right to Payment.  A stock appreciation right shall confer on the Participant to whom it is granted a right to receive payment in cash or shares of Common Stock (at the discretion of the Committee), upon exercise of a stock appreciation right, in an amount equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right, in other than one related to an Incentive Stock Option, the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise or a Change in Control) over (ii) the grant price of the stock appreciation right as determined by the Committee as of the date of grant of the stock appreciation right.  If permitted by the Committee, the number of shares of Common Stock issuable upon the exercise of a stock appreciation right shall be determined by dividing (A) the number of shares of Common Stock as to which the stock appreciation right is being exercised, multiplied by the amount by which the Fair Market Value of the shares on the exercise date exceeds the grant or exercise price of such stock appreciation right, by (B) the Fair Market Value of the Common Stock on the exercise date.

(b) Other Terms.  The Committee shall determine the time or times at which a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any stock appreciation right.  The grant or exercise price of a stock appreciation right shall be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of the shares of Common Stock subject thereto on the date of grant.  Such stock appreciation right shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

(c) Bonus and Other Stock-Based Awards.  The Committee is authorized, in its sole discretion, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, shares of Common Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights, and Awards valued by reference to the value of shares of Common Stock or the value of securities of or the performance of the Company.  The Committee shall determine the terms and conditions of such Awards, which may include performance criteria.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8.3 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, or other property, as the Committee shall determine.

9. Change in Control.

9.1. Definition.  For purposes of this Section 9, a “Change in Control” means, except as otherwise provided in any Award Agreement of a Participant:

(a) the merger or consolidation of the Company into another entity unless the stockholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than 50% of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company other than to a person that directly or indirectly controls, is controlled by or is under common control with the Company prior to such disposition;

(c) the liquidation or dissolution of the Company other than in connection with the merger or consolidation of the Company with and into another entity if stockholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than 50% of the total combined voting power of the surviving entity’s outstanding securities immediately after such merger or consolidation;

(d) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company, a person that directly or indirectly controls or is controlled by or is under common control with the Company) of the beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; or

(e) a change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the members of the Board cease, by reason of one or more contested elections of Board membership, to be comprised of individuals who have been nominated for election as Board members by a majority of the Board members immediately preceding such election.

9.2. Effect of Change in Control Transactions.

(a) Upon the occurrence of a Change in Control, except to the extent otherwise provided in a particular Participant’s Award Agreement, all Awards shall become fully vested and, with respect to any Award that is an option or stock appreciation right, exercisable in full.  Each Participant will be afforded an opportunity to exercise his or her options or stock appreciation rights immediately prior to the occurrence of the Change in Control (and conditioned upon the consummation of the Change in Control) so he or she can participate in the transaction if he or she desires.

(b) If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any Participant affected thereby, may determine that (i) some or all Participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and (ii) any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.  If the Committee makes a determination as set forth in subparagraph (i) above, then as of the effective date of any such Change in Control of the Company such options will terminate as to such shares and the Participants formerly holding such options will only have the right to receive such cash payment(s).  If the Committee makes a determination as set forth in subparagraph (ii) above, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

10. General.

10.1. Effective Date.  The Plan will become effective upon its approval by the Board, except that the Plan will automatically terminate if it is not approved by the Company’s stockholders within one year of its approval by the Board.

10.2. Term.  No Awards may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Board.

10.3. Non-transferability of Awards.  Except, in the event of the Participant’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Award Agreement, unless approved by the Committee, no stock option, restricted stock, performance award or other Award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any Participant.  During a Participant’s lifetime, an Award may be exercised only by him or her or by his or her guardian or legal representative.

10.4. Additional Conditions.  Notwithstanding anything in the Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Award, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.  The Committee may restrict the rights of Participants to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.5. Adjustment.  In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the corporate structure of the Company or capitalization of the Company, the exercise price of an outstanding Award and the number of shares of Common Stock then subject to the Plan, and the maximum number of shares with respect to which Awards may be granted in any year, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the Participants.  In the event of any such adjustments, the purchase price of any option, the performance objectives of any Award, and the shares of Common Stock issuable pursuant to any Award shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide Participants with the same relative rights before and after such adjustment.  The adjustments described above will be made in a manner consistent with Section 162(m) and Section 409A of the Code.

10.6. Incentive Plans and Agreements.  The terms of each Award shall be stated in a plan or Award Agreement approved by the Committee.  The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as Non-Qualified Stock Options.

10.7. Withholding.

(a) The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Award, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award.  At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option, the Participant, with the prior consent of the Committee, may satisfy this obligation in whole or in part by electing to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount required to be withheld.  The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined.

(b) If the option granted to a Participant hereunder is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition.

10.8. No Continued Employment, Engagement or Right to Corporate Assets.  No Participant under the Plan shall have any right, because of his or her participation in the Plan, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.  Nothing contained in the Plan shall be construed as giving an employee, consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.9. Amendment of the Plan.  The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 or Section 162(m) of the Code, the regulations promulgated thereunder or the rules of any securities exchange or similar regulatory body.  Except as provided in Section 10.17, no termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant or his or her beneficiary; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under the Plan.

10.10. Definition of Fair Market Value. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock at a specified date means, so long as the Common Stock is traded on a nationally recognized securities exchange or automated dealer quotation system, the closing price of the Common Stock on that day.  If the Common Stock is not traded on such an exchange or system and is traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for that day.  If the Common Stock is not publically traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee in good faith in the exercise of its reasonable discretion and in a manner consistent with Code Section 409A.

10.11. Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such Participant’s employment with or service to the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Award then held by the Participant, whether or not vested, without notice of any kind.  To the extent that any Participant has been paid in cash, the Company may seek to recover such payment.

10.12. Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of New York, notwithstanding the conflicts of laws principles of any jurisdictions.

10.13. Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

10.14. Intentionally Omitted.

10.15. Nature of Payments.  Awards shall be special incentive payments to the Participants and shall not be taken into account in computing the amount of salary or compensation of a Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any subsidiary or (b) any agreement between the Company or any subsidiary and a Participant, except as such plan or agreement shall otherwise expressly provide.

10.16. Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.  Without limiting the generality of the foregoing, the Committee shall be entitled to enter into non-uniform and selective Award agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards and (c) the treatment of terminations of employment or service.

10.17. Rule 409A.  It is the intention of the Board that the Plan comply strictly with the provisions of Code Section 409A to the extent feasible and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such Award grants), accordingly.  The Plan and any grant of an Award hereunder may be amended from time to time without the consent of the participant as may be necessary or appropriate to comply with the Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued or amended after the effective date of the Plan.

10.18. Electronic Delivery.  The Committee may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Participant’s consent to participate in the Plan by electronic means.  Each Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Participant’s term of employment or service with the Company or any subsidiary and thereafter until withdrawn in writing by Participant.

10.19. Data Privacy.  The Committee may, in its sole discretion, decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan.  Each Participant acknowledges that the Company may hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”).  Each Participant further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Participant authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any shares of Common Stock acquired upon any Award.

10.20. Reservation of Shares.  The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

CORMEDIX INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 13, 2016 AT 11:00 AM EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Randy Milby and Antony Pfaffle and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CorMedix Inc., a Delaware corporation, held of record by the undersigned on April 15, 2016, at the Annual Meeting of Stockholders to be held at its office at 1430 U.S. Highway 206, Suite 200, Bedminster, New Jersey 07921, on Monday, June 13, 2016 at 11:00 a.m., or at any adjournment(s) thereof.  The following proposals to be brought before the meeting are more specifically described in the proxy statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CRMD
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CORMEDIX INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Janet M. Dillione				☐
	Michael W. George				☐	CONTROL ID:
	Myron Kaplan				☐	REQUEST ID:
	Taunia Markvicka				☐
	Randy Milby				☐
	Cora M. Tellez				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN

Approval of the amendments to the 2013 Stock Incentive Plan to (i) increase the number of authorized shares of common stock reserved for issuance thereunder from 8,000,000 shares to 11,000,000 shares and (ii) increase the maximum number of shares of common stock underlying stock options and stock appreciation rights that may be granted to any employee from 500,000 to 2,000,000 per year.
			☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	Ratification of appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)